PROXY
     Proxy is Solicited on Behalf of the Board of Directors


      The undersigned hereby constitutes and appoints William F. Griffin and Benny E. Jay, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Electrosource. Inc., held of record by the undersigned on May 12, 1999, at the Annual Meeting of Shareholders to be held at 10:00 A.M., June 22, 1999, at the San Marcos Activity Center, 501 East Hopkins, San Marcos, Texas, or any adjournments thereof.

1.   ELECTION OF DIRECTORS, NOMINEES:
               Norman Hackerman         Roger Musson
2.   Proposal to approve the adoption of the Company's 1999 Stock
     Option Plan.
3. Proposal to approve the appointment of Ernst & Young LLP as auditors.
4. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournment thereof as provided in the accompanying Proxy Statement.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3. If this Proxy is executed by the undersigned shareholder in such a manner as not to withhold authority to vote for the election of any nominees, such authority shall be deemed granted. The Proxy tabulator cannot vote your shares unless you sign and return this card in the enclosed envelope.

Check box for address change.

     (Change of Address)

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(If you have written in the above space,
please mark the box)

SIGNATURE(S)______________________________   DATE______________

SIGNATURE(S)______________________________   DATE ______________

NOTE:   Please  sign  exactly  as  name  appears  hereon.   Joint
        owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.